Exhibit 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                             TELEPHONE 650/493-9300
                             FACSIMILE 650/493-6811


                                July 27, l998

Fremont General Corporation
2020 Santa Monica Blvd., Suite 600
Santa Monica, California 90404


     Re: Registration of 518,000 Shares of Common Stock Under the Securities Act of 1933, as amended

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 29, 1998, in connection with the registration under the Securities Act of 1933, as amended, of 518,000 shares of the Common Stock of Fremont General Corporation (the
"Company") reserved for issuance under the Fremont General Corporation 1997 Stock Plan (the "Plan").

     As your outside legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of said shares. It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the shares pursuant to the Plan, said shares, when issued and sold in the manner referred to in the Plan and the agreements which accompany the Plan, will be legally and validly issued, fully-paid and nonassessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and amendments thereto.


                                                Very truly yours,


                                                WILSON SONSINI GOODRICH & ROSATI
                                                Professional Corporation




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